Exhibit 10.1

SETTLEMENT AGREEMENT REGARDING AES CONTRACTS

between

AZURE MIDSTREAM PARTNERS, LP

MARLIN MIDSTREAM, LLC

and

MARLIN LOGISTICS, LLC,

and

ASSOCIATED ENERGY SERVICES, LP,

NUDEVCO MIDSTREAM DEVELOPMENT, LLC

and

MARLIN IDR HOLDINGS, LLC

Dated Effective as of March 31, 2016

SETTLEMENT AGREEMENT REGARDING AES CONTRACTS

Azure Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and its subsidiaries Marlin Midstream, LLC, a Texas limited liability company (“MMLLC”) and Marlin Logistics, LLC, a Texas limited liability company (“Logistics”), on the one hand (collectively, the “Azure Parties”), and Associated Energy Services, LP, a Texas limited partnership (“AES”), NuDevco Midstream Development, LLC, a Texas limited liability company (“NuDevco”), and Marlin IDR Holdings, LLC, a Delaware limited liability company (“IDR Holdings”), on the other hand (collectively, the “AES Parties”, and together with the Azure Parties, the “Parties”) have agreed to settle certain matters related to the AES Contracts (as defined below) on the terms set forth in this agreement, effective for all purposes as among them as of the close of business on March 31, 2016 (the “Effective Date”), except to the extent a different date for effectiveness is specified herein or in any related agreements hereunder.

RECITALS

1.     AES and Logistics are parties to those certain transloading services agreements and AES and MMLLC are parties to that certain gas gathering and processing agreement, all as listed in Exhibit A (as amended to date, collectively, the “AES Contracts”).

2.     Following submission by the applicable Azure Party of invoices for services rendered in January 2016 under the AES Contracts AES failed to pay such invoices on a timely basis and is therefore in default under the AES Contracts.

3.     The Parties have agreed to settle certain matters related to the AES Contracts, and AES’s default thereunder, as set forth in this Settlement Agreement Regarding the AES Contracts (this “Agreement”).

AGREEMENTS

ARTICLE I
GENERAL TERMS OF SETTLEMENT

1.01        Drawing by the Agent Under the Letter of Credit.

(a)           AES hereby authorizes and instructs Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Agent”) party to that certain Credit Agreement dated as of February 27, 2015, by and among the Partnership, the Agent, the Lenders party thereto (the “Lenders”) and the other parties referred to therein (as amended to date, the “Credit Agreement”) to draw upon the letter of credit in the face amount of $15,000,000 (the “Letter of Credit”) issued by Société Générale (“SocGen”) for the benefit of the Agent, in the full amount of $15,000,000 for such draw.  The AES Parties will

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cooperate and assist SocGen, the Agent and the Partnership in all such ways as they may reasonably request in order to cause the full amount of the Letter of Credit to be paid to the Agent on the Effective Date.

(b)           With the exception of Section 1.01(a) above, which shall be effective immediately upon the execution of this Agreement, it shall be a condition precedent to the effectiveness of this Agreement as of the Effective Date that the Agent shall have received in immediately available funds the full amount of $15,000,000 for such draw under the Letter of Credit.

1.02        Assignment of Partnership Securities to the Partnership.  Effective as of the Effective Date, NuDevco, or as applicable IDR Holdings, will assign all of their respective right, title and interest in and to the following Partnership securities (collectively, the “Assigned Interests”) to the Partnership or any other entity designated by the Partnership:

a)             8,724,545 Subordinated Units (assigned subject to the AME Option, as defined below);

b)             1,939,265 Common Units (assigned subject to the AME Option); and

c)              10 IDR Units (representing 10% of all issued and outstanding IDR Units).

Such assignments will be effected and evidenced by an interest assignment agreement in the form of Exhibit B.

The Subordinated Units referred to in clause (a) above and the Common Units referred to in clause (b) above will continue to be subject to the purchase options granted by NuDevco to Azure Midstream Energy, LLC (“AME”) pursuant to that certain Option Agreement by and between NuDevco and AME dated as of February 27, 2015 (the “AME Option”); provided, that any obligation of NuDevco pursuant to the AME Option shall be assumed by the Partnership from and after the Effective Date, and shall become obligations of the Partnership and not of NuDevco.  NuDevco has full right, title and interest in and to the Assigned Interests, and NuDevco has not otherwise bargained, sold, hypothecated or in any respect disposed of, or granted any lien on or security interest affecting, the Assigned Interests, or any part thereof, and upon completion of the transactions provided herein the Partnership will own the Assigned Interests subject to no liens, encumbrances, charges or adverse claims whatsoever in respect thereof, except for the Holdings Option and restrictions on transfer generally imposed under applicable securities laws.

1.03        Termination of AES Contracts.  All commercial agreements between AES and any of the Azure Parties (the “Terminated Commercial Contracts”) are hereby terminated from and after January 1, 2016 (the “Commercial Termination Effective Date”).  The Terminated Commercial Contracts include, but are not limited to, the AES Contracts.  Effective as of the Commercial Termination Effective Date, with respect to the Terminated Commercial Contracts, and the Effective Date, with respect to the Letter of Credit and any draws thereunder, the Parties, on the one hand, and the Agent and the Designated Lenders (as defined below), on the other hand, hereby release each other and each of their respective officers, directors, agents, security holders, members, general partners, parents, subsidiaries, affiliates and others acting by or for such parties, from any and all liabilities, obligations, claims, actions, demands, causes of action, suits, counterclaims, defenses, debts, sums of money due or owed, costs, expenses, damages, attorneys fees, accounts, covenants, contracts, agreements, arrangements, promises, obligations, warranties, trespasses, torts, injuries and losses, of whatever kind or character, whether known or unknown, anticipated or unanticipated, suspected or unsuspected, absolute, fixed, conditional or contingent, matured or unmatured, liquidated or unliquidated in amount, due or to become due, and whether arising by contract, tort or otherwise (“Claims”), under or in connection with the Terminated Commercial Contracts, the Credit

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Agreement, the Letter of Credit and any draws thereunder, or any transactions contemplated by this Settlement Agreement.  Notwithstanding anything contained herein contrary, nothing herein shall release the Guarantors and any other Credit Party (each as defined in the Credit Agreement), the Partnership or any subsidiaries thereof, from any Claims against them, or any of them, by the Agent or the Lenders.  The “Designated Lenders” means Wells Fargo Bank, National Association, Bank of America, N.A., Société Générale, Comerica Bank, Compass Bank, ING Capital LLC, JPMorgan Chase Bank, N.A., ZB, N.A. dba Amegy Bank, and Regions Bank.

In addition to the Terminated Commercial Contracts, the following contracts and obligations (the “Additional Terminated Contracts”) are also hereby terminated effective as of the Effective Date: (a) the Area of Mutual Interest Agreement by and among AES, AME and the Partnership dated as of February 27, 2015, (b) the Unitholder Agreement by and among AME, Azure Midstream Partners GP, LLC (then named Marlin Midstream GP, LLC), IDR Holdings and NuDevco dated as of February 27, 2015, (c) the Registration Rights Agreement by and between the Partnership, Azure GP and NuDevco dated as of February 27, 2015 and (d) obligations of NuDevco under the AME Option.  Effective as of the Effective Date, the Parties hereby release each other and each of their respective officers, directors, agents, security holders, members, general partners, parents, subsidiaries, affiliates and others acting by or for such parties from any and all Claims whatsoever under or in connection with the Additional Terminated Contracts.

1.04        Assignment of Third Party Agreements.  Effective as of the Effective Date, AES will assign to MMLLC, or any other party designated by it, all of its right, title and interest in, to and under those certain contracts and agreements listed on Exhibit C (the “Third Party Contracts”), to the extent such contracts and agreements remain in force and effect as of the Effective Date.  Such assignment will be effected and evidenced by an Assignment of Third Party Contracts in the form of Exhibit D.

1.05        Mutual Release of Claims. Except for the agreements and obligations set forth herein or in the agreements executed pursuant hereto, the Parties hereby agree to release and discharge the other and each of their respective officers, directors, agents, security holders, members, general partners and others acting by or for such parties in connection with the matters set forth herein from any and all Claims which originated or arose in whole or part on or before the date of this Agreement.

1.06        Covenant Not to File Petition in Bankruptcy.  AES covenants and agrees that it will not at any time on or before September 30, 2016, file a petition in bankruptcy or any similar filing under insolvency laws or laws seeking protection from creditors.

1.07        Covenant Not to Compete.   Through the period from the date hereof until January 15, 2017, with respect to gathering, transporting, treating and processing natural gas, and from the date hereof until January 15, 2020, with respect to the transloading of crude oil, the AES Parties covenant and agree that they will not in any respect or in any capacity engage in the businesses of gathering, transporting, treating and processing natural gas or the transloading of crude oil, in any area within the Territory.  For the purpose of this Section 1.07, “Territory” means (a) the following counties in the State of Texas: Harrison County, Panola County, Rusk County and Tyler County, (b) the following parish in the State of Louisiana: Caddo Parish and (c) any other area within a 25-mile radius of any transloading assets owned by Logistics as of January 14, 2015.

1.08        AES Assets.   The AES Parties represent and warrant that they have provided the Azure Parties with information regarding AES’s assets and liabilities that is in all material respects accurate.  AES has provided its unaudited financial statements as of December 31, 2015 to the Partnership, and it

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acknowledges that the Partnership has provided such financial statements to the Agent and the Lenders for their review.

ARTICLE II
MISCELLANEOUS PROVISIONS

2.01        Option to Return to Status Quo at Effective Date. If AES actively seeks protection under the Federal bankruptcy code or any state debtor protection laws or if a petition in bankruptcy is involuntarily filed against AES, in either case resulting in Agent having to return or refund the full amount of the $15,000,000 drawn under the Letter of Credit, the Azure Parties may, in their sole discretion, rescind all but not less than all of this Agreement, including any and all releases granted herein, including the releases in Section 1.03.  Any such rescission shall be reciprocal to all Parties hereto, including the parties joining herein pursuant to Section 2.07, as though this Agreement were never entered into with each Party retaining all rights, causes of action and privileges that existed immediately prior to the Effective Date and all assets, contracts and rights transferred pursuant to the terms and provisions hereof shall be deemed null and void and owned in their entirety by the Party or Parties that owned such immediately prior to the Effective Date or the Commercial Effective Date, as applicable, and each Party shall have the right to pursue any and all remedies available to such Party immediately prior to the Effective Date.

2.02        Further Assurances.  At any time and from time to time, at the request of any Party hereto but without further consideration, the other Party or Parties hereto, as appropriate, will execute and deliver such further instruments of conveyance and take such other actions as the requesting Party may reasonably request to more effectively confirm or give evidence to the undertakings provided herein or to give effect to the transactions provided hereunder.

2.03        Entire Agreement.  This Agreement supersedes all prior and contemporaneous negotiations, understandings, letters of intent and agreements (whether oral or written) between the Parties relating to the subject matter hereof and constitutes the entire understanding and agreement between the Parties with respect to the matters addressed herein.

2.04        Legal Representation of the Parties.  This Agreement was negotiated by the Parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party shall not apply to any construction or interpretation hereof.

2.05        Governing Law.  This Agreement shall be governed by, construed, interpreted, and enforced in accordance with the Laws of the State of Texas, excluding any choice-of-law or conflicts-of-law rules that may direct the application of the Laws of another jurisdiction, which shall be disregarded.

2.06        Execution in Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  The exchange of copies of this Agreement and of signature pages by facsimile or e-mail transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the Parties transmitted by facsimile or e-mail shall be deemed to be their original signatures for all purposes.

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2.07        Joinder of Agent.  Solely for the purposes of effectuating the provisions of Section 1.01, the last two sentences of the first paragraph of Section 1.03, Sections 2.03 through 2.06, and this Section 2.07, the Agent, on behalf of itself and the Designated Lenders, hereby joins in the execution of this Agreement.  In no event shall the Agent and the Lenders to be deemed to be a Party and, except as expressly provided in Section 1.01, the last two sentences of the first paragraph of Section 1.03, Sections 2.03 through 2.06, and this Section 2.07, in no event shall the Agent and the Lenders otherwise be deemed to be a party to this Agreement.

(Signature page follows.)

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In Witness Whereof, the Parties have executed this Settlement Agreement this 31st day of March, 2016.

AZURE MIDSTREAM PARTNERS, LP
By Azure Midstream Partners GP, LLC, its general partner

By:	/s/ I. J. Chip Berthelot, II
Name: I.J. “Chip” Berthelot, II
Title: President

MARLIN MIDSTREAM, LLC

By:	/s/ I.J. “Chip” Berthelot, II
Name: I.J. “Chip” Berthelot, II
Title: President

MARLIN LOGISTICS, LLC

By:	/s/ I.J. “Chip: Berthelot, II
Name: I.J. “Chip” Berthelot, II
Title: President

ASSOCIATED ENERGY SERVICES, LP

By:	/s/ W. Keith Maxwell, III
Name: W. Keith Maxwell, III
Title: Chief Executive Officer

NUDEVCO MIDSTREAM DEVELOPMENT, LLC

By:	/s/ W. Keith Maxwell, III
Name: W. Keith Maxwell, III
Title: Chief Executive Officer

MARLIN IDR HOLDINGS, LLC

By:	/s/ W. Keith Maxwell, III
Name: W. Keith Maxwell, III
Title: Chief Executive Officer

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Solely as provided by Section 2.07 of this Agreement:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender, Swingline Lender, and Lender and on behalf of the Designated Lenders

By:	/s/ Barry Parks
Name:	Barry Parks
Title:	Director

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EXHIBIT A

TO SETTLEMENT AGREEMENT

(a)                            That certain Transloading Services Agreement dated  as of July 31, 2013, between Logistics and AES (Wildcat), as may have previously been amended;

(b)                           That certain Transloading  Services Agreement dated as of July 31, 2013, between Logistics and AES  (Big Horn), as may have previously been amended;

(c)                             That certain Ladder Transloading Services Agreement dated as of July 31, 2013, between Logistics and AES, as may have previously been amended;;

(d)                            That certain Transloading Services Agreement dated as of August 1, 2014, between Logistics and AES (East New Mexico - Rosario), as may have previously been amended; and

(e)                             That certain Gas Gathering and Processing Agreement dated as of July 31, 2013, between AES and MMLLC, as amended by that certain Amendment to Gas Gathering and Processing Agreement dated August 22, 2014, between AES and MMLLC.

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EXHIBIT B

TO SETTLEMENT AGREEMENT

ASSIGNMENT OF PARTNERSHIP INTERESTS

This Assignment (this “Assignment”) is made and entered into this 31st day of March, 2016, by and between NuDevco Midstream Development, LLC, a Texas limited liability company (“NuDevco”) and Marlin IDR Holdings, LLC, a Delaware limited liability company (“IDR Holdings”)  (NuDevco and IDR Holdings collectively referred to as the “Assignors”), and Azure Midstream Partners, LP, a Delaware limited partnership (the “Assignee”).  Assignors and Assignee are each referred to herein individually as a “Party” and collectively as the “Parties.”

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in that certain Settlement Agreement Regarding AES Contracts (the “Settlement Agreement”), dated effective as of March 31, 2016, by and among Assignors, Assignee, Azure Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), Azure Midstream Partners GP, LLC, a Delaware limited liability company and the sole general partner of the Partnerships (“Azure GP”) and Marlin Logistics, LLC a Texas limited liability company.

WITNESSETH:

WHEREAS, Assignors owns the following securities of Assignee:

a)             8,724,545 Subordinated Units of Assignee (the “NuDevco Subordinated Units”);

b)             1,939,265 Common Units of Assignee (the “NuDevco Common Units”); and

c)              10 IDR Units of Assignee (the “NuDevco IDR Units”); and

WHEREAS, pursuant to the Settlement Agreement, Assignors have agreed to sell, assign, transfer and convey the NuDevco Common Units, the NuDevco Subordinated Units and the NuDevco IDR Units, which shall include, without limitation, any and all income, distributions, value, rights, benefits and privileges associated therewith or deriving therefrom from an after the date hereof (collectively, the “Conveyed Interests”) to the Assignee, and Assignors desire to effect such sale, assignment, transfer and conveyance;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

1.     Assignment.  Subject to and in accordance with the terms of the Settlement Agreement, Assignors hereby SELL, ASSIGN, TRANSFER AND CONVEY to the Assignee the Conveyed Interests, free and clear of all Liens (other than restrictions under applicable federal and state securities Laws and rights granted to Azure Midstream Energy, LLC pursuant to the AME Option (as defined in the Settlement Agreement), and the Assignee hereby accepts the same.

2.     Termination of Status as Partner.  From and after the date hereof, Assignors shall cease to be partners or security holders of Assignee and to have or exercise any right or power as a partner or security holder of Assignee of or with respect to the Conveyed Interests.

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3.              Disclaimer of Warranties.

a)            ASSIGNORS ARE CONVEYING THE CONVEYED INTERESTS WITHOUT ANY REPRESENATION OR WARRANTY, EXCEPT AS PROVIDED IN THE SETTLEMENT AGREEMENT.

b)            Assignors and the Assignee agree that the disclaimers contained in Section 3(a) herein, are “conspicuous” disclaimers.  Any covenant implied by statute or law by use of the words “grant,” “sell,” “transfer,” “assign” or “convey” or any of them are hereby expressly disclaimed, waived, and negated.

4.              General Provisions.

a)            Binding Effect.  This Assignment will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

b)            Governing Law.  This Assignment shall be governed by and construed and interpreted in accordance with the Laws of the State of Texas, without giving effect to the conflicts of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Texas.

c)             Consent to Jurisdiction.  The Parties voluntarily and irrevocably submit to the exclusive jurisdiction of (a) courts of plenary jurisdiction located in Harris County, Texas and (b) any state appellate court therefrom (or, only if the courts of plenary jurisdiction of Harris County, Texas decline to accept jurisdiction over a particular matter, any state or federal court within the State of Texas) for purposes of any proceeding arising out of this Assignment (and each agrees that no such proceeding relating to this Assignment shall be brought by it except in such courts).

d)            Further Assurances.  Assignors for themselves, their successors and assigns, hereby covenants and agree that, at any time and from time to time upon the written request of Assignee, Assignors will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required by Assignee in order to assign, transfer, set over, convey, assure and confirm unto and vest in Assignee, its successors and assigns, title to the Conveyed Interests.

e)             Amendment and Modification.  This Assignment may be amended, modified or supplemented only by written agreement of the Parties.

f)             Waiver of Compliance.  Any failure of any Party to comply with any obligation, covenant, agreement or condition in this Assignment may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

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g)             Entire Agreement.  This Assignment, together with the Settlement Agreement and the other documents executed pursuant thereto constitute the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to such subject matter.  In the event of a conflict or inconsistencies between the terms and conditions of this Assignment and the Settlement Agreement, the terms and conditions of the Settlement Agreement shall control.

h)            Counterparts.  This Assignment may be executed by facsimile signatures by any Party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.  This Assignment may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

[Signature page follows]

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IN WITNESS WHEREOF, this Assignment has been duly executed by each of the Parties as of the date and year first above written.

ASSIGNORS:

NUDEVCO MIDSTREAM DEVELOPMENT, LLC

By:	/s/ W. Keith Maxwell, III
Name: W. Keith Maxwell, III
Title: Chief Executive Officer

MARLIN IDR HOLDINGS, LLC

By:	W. Keith Maxwell, III
Name: W. Keith Maxwell, III
Title: Chief Executive Officer

ASSIGNEE:

AZURE MIDSTREAM PARTNERS, LP
By Azure Midstream Partners GP, LLC, its general partner

By:	I. J. “Chip” Berthelot, II
Name: I.J. “Chip” Berthelot, II
Title: President

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EXHIBIT C
TO SETTLEMENT AGREEMENT

THIRD PARTY CONTRACTS

(1)           Gas Processing Agreement by and between Atmos Pipeline-Texas, a division of Atmos Energy Corporation and Marlin Midstream, LLC, dated November 1, 2008.

(2)           That certain Gas Processing Agreement between Marlin Midstream, LLC and BASA Resources, Inc. dated November 17, 2009.

(3)           That certain Gas Gathering and Processing Agreement between Marlin Midstream, LLC and DCP East Texas Gathering, LLC, effective July 1, 2012.

(4)           That certain Gas Gathering Agreement and Grant of Processing Rights between Marlin Midstream, LLC and Devon Energy Production Company, L.P. dated July 20, 2009.

(5)           That certain Gas Treating Agreement between Marlin Midstream, LLC and Encore Operating Louisiana, LLC, dated September l, 2009, which was subsequently assigned by Encore Operating Louisiana, LLC to Enduro Operating, LLC. This agreement was subsequently amended by that certain Amendment to Gas Treating Agreement between Marlin Midstream, LLC and Enduro Operating, LLC, dated June 1, 2012.

(6)           That certain Gas Gathering & Treating Agreement between Marlin Midstream, LLC and Encore Operating Louisiana, LLC dated October 21, 2009, which was subsequently assigned by Encore Operating, LLC to Enduro Operating, LLC.

(7)           That certain Gas Gathering and Treating Agreement between Marlin Midstream, LLC and EOG Resources, Inc. dated August 10, 2010 which was subsequently assigned by EOG Resources to Fortune Resources, LLC effective May 1, 2013. This agreement was amended prior to assignment by that certain Amendment to the Gas Gathering and Treating Agreement between Marlin Midstream, LLC and EOG Resources, Inc. dated April 30, 2013.

(8)           That certain Gas Gathering Agreement and Grant of Processing Rights between SEI Energy, LLC and Marlin Midstream, LLC, dated August 1, 2008.

(9)           Panola - That certain Gas Processing Agreement between Enterprise Texas Pipeline LLC, Kinder Morgan Tejas Pipeline LLC and Marlin Midstream, LLC dated July 1, 2008.

(10)         That certain Gas Gathering and Processing Agreement (Interruptible) dated September 1, 2014, between Associated Energy Services, LP and Anadarko E&P Onshore LLC.

(11)         That certain Gas Gathering and Processing Agreement dated January 1, 2014, between Associated Energy Services, LP and EOG Resources, Inc.

(12)         Gas Gathering and Processing Agreement dated July 29, 2014, between Associated Energy Services, LP and Talco Midstream Assets, LTD.

(13)         That certain Gas Gathering and Processing Agreement dated November 1, 2014, between Associated Energy Services, LP and Endeavor Pipeline Inc.

(14)         Panola - That certain Operation Balancing Agreement between Marlin Midstream and CenterPoint Energy Gas Transmission Company, effective September 1, 2007.

(15)         That certain Interruptible Gas Transportation Agreement between Enterprise Texas Pipeline LLC and Marlin Midstream, LLC dated February 16, 2010.

(16)         Panola - That certain Agreement between Gulf South Pipeline Company, LP and Marlin Midstream, LLC dated December 1, 2007 [Operational Balancing Agreement], as amended by that certain Amendment to Operational Balancing Agreement between Marlin Midstream, LLC and Gulf South Pipeline Company, LP, signed December 20, 2007 (Exhibit I), as subsequently amended by that certain Amendment to Operational Balancing Agreement between Marlin Midstream, LLC and Gulf South Pipeline Company, LP, dated December 16, 2009.

(17)         Panola - That certain Operational Balancing Agreement between Marlin Midstream, LLC and Natural Gas Pipeline Company of America, LLC dated August 13, 2008.

ASSIGNMENT OF THIRD PARTY CONTRACTS

ASSIGNMENT OF CONTRACTS

STATE OF TEXAS	§

COUNTY OF HARRIS	§

This Assignment of Contracts (“Assignment”) is dated effective as of January 1, 2016, and is from Associated Energy Services, LLC, whose offices are situated at 12140 Wickchester Lane, Suite 100, Houston, Texas 77079 (hereinafter referred to as “Grantor”), to Marlin Midstream, LLC, a Texas limited liability company, whose offices are situated at 12377 Merit Drive, Suite 300. Dallas, TX  75251  (hereinafter referred to as “Grantee”).

WITNESSETH:

For Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby Grants, Conveys and Assigns unto Grantee all of Grantor’s right, title and interest in and to the contracts described in Exhibit “A” attached hereto and incorporated herein by reference (“Contracts”).

To Have and To Hold the Contracts subject to the following terms and conditions:

1.                                      The effective time of this Assignment shall be at a 12:01 a.m. Central Standard Time on January 1, 2016 (“Contract Assignment Effective Time”).

2.                                      This Assignment shall be subject to the valid and applicable federal and state laws and the valid and applicable orders, ordinances, rules, and regulations of any local, state or federal authority having jurisdiction.

3.                                      Effective as of the Effective Time, Grantee hereby assumes all obligations and liabilities that Grantor has or at any time may have arising under or out of the Contracts and further agrees to and does hereby indemnify and hold Grantor harmless from and against any and all liabilities, costs and expenses, including reasonable attorney’s fees and expenses of litigation arising out of or related to the Contracts after the Effective Time.

4.                                      The terms, covenants and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.                                      In connection with this Assignment and based on the fact that the Contracts are being assigned to Grantee effective as of the Contract Assignment Effective Time, Grantor

agrees to pay to Grantee the gross margin it made attributable to the Contracts during the months of January and February, 2016.

Executed effective as of the Contract Assignment Effective Time.

Grantor:

ASSOCIATED ENERGY SERVICES, LP

By:	/s/ W. Keith Maxwell, III
Printed Name	W. Keith Maxwell, III
Title:	Chief Executive Officer

Grantee:

MARLIN MIDSTREAM, LLC

By:	/s/ I. J. “Chip” Berthelot
Printed Name:	I. J. “Chip: Berthelot, II
Title:	President

Signature Page to Assignment of Contracts between Associated Energy Services, LP and Marlin Midstream LLC

Exhibit “A”

Attached to and made a part of that certain Assignment of Contracts between

Associated Energy  Services, LP and Marlin Midstream, LLC

Contracts and Agreements

(1)                          Gas Processing Agreement by and between Atmos Pipeline-Texas, a division of Atmos Energy Corporation and Marlin Midstream, LLC, dated November 1, 2008.

(2)                          That certain Gas Processing Agreement between Marlin Midstream, LLC and BASA Resources, Inc. dated November 17, 2009.

(3)                          That certain Gas Gathering and Processing Agreement between Marlin Midstream, LLC and DCP East Texas Gathering, LLC, effective July 1, 2012.

(4)                          That certain Gas Gathering Agreement and Grant of Processing Rights between Marlin Midstream, LLC and Devon Energy Production Company, L.P. dated July 20, 2009.

(5)                          That certain Gas Treating Agreement between Marlin Midstream, LLC and Encore Operating Louisiana, LLC, dated September l, 2009, which was subsequently assigned by Encore Operating Louisiana, LLC to Enduro Operating, LLC. This agreement was subsequently amended by that certain Amendment to Gas Treating Agreement between Marlin Midstream, LLC and Enduro Operating, LLC, dated June 1, 2012.

(6)                          That certain Gas Gathering & Treating Agreement between Marlin Midstream, LLC and Encore Operating Louisiana, LLC dated October 21, 2009, which was subsequently assigned by Encore Operating, LLC to Enduro Operating, LLC.

(7)                          That certain Gas Gathering and Treating Agreement between Marlin Midstream, LLC and EOG Resources, Inc. dated August 10, 2010 which was subsequently assigned by EOG Resources to Fortune Resources, LLC effective May 1, 2013. This agreement was amended prior to assignment by that certain Amendment to the Gas Gathering and Treating Agreement between Marlin Midstream, LLC and EOG Resources, Inc. dated April 30, 2013.

(8)                          That certain Gas Gathering Agreement and Grant of Processing Rights between SEI Energy, LLC and Marlin Midstream, LLC, dated August 1, 2008.

(9)                          Panola - That certain Gas Processing Agreement between Enterprise Texas Pipeline LLC, Kinder Morgan Tejas Pipeline LLC and Marlin Midstream, LLC dated July 1, 2008.

(10)                   That certain Gas Gathering and Processing Agreement (Interruptible) dated September 1, 2014, between Associated Energy Services, LP and Anadarko E&P Onshore LLC.

(11)                   That certain Gas Gathering and Processing Agreement dated January 1, 2014, between Associated Energy Services, LP and EOG Resources, Inc.

(12)                   Gas Gathering and Processing Agreement dated July 29, 2014, between Associated

Energy Services, LP and Talco Midstream Assets, LTD.

(13)                   That certain Gas Gathering and Processing Agreement dated November 1, 2014, between Associated Energy Services, LP and Endeavor Pipeline Inc.

(14)                   Panola - That certain Operation Balancing Agreement between Marlin Midstream and CenterPoint Energy Gas Transmission Company, effective September 1, 2007.

(15)                   That certain Interruptible Gas Transportation Agreement between Enterprise Texas Pipeline LLC and Marlin Midstream, LLC dated February 16, 2010.

(16)                   Panola - That certain Agreement between Gulf South Pipeline Company, LP and Marlin Midstream, LLC dated December 1, 2007 [Operational Balancing Agreement], as amended by that certain Amendment to Operational Balancing Agreement between Marlin Midstream, LLC and Gulf South Pipeline Company, LP, signed December 20, 2007 (Exhibit I), as subsequently amended by that certain Amendment to Operational Balancing Agreement between Marlin Midstream, LLC and Gulf South Pipeline Company, LP, dated December 16, 2009.

(17)                   Panola - That certain Operational Balancing Agreement between Marlin Midstream, LLC and Natural Gas Pipeline Company of America, LLC dated August 13, 2008.